                                   EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


                  Name                               State of Incorporation
---------------------------------------         --------------------------------
Westland Associates, Inc.                        California
Global Telecommunications Sytems, Ltd.           N/A - Limited Partnership
Westminster Finance, Inc.                        California
One Source Industries, LLC                       California